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                                                                   Exhibit 23(b)

                             Swiss Stock Portfolio


                          ___________________________


                                    BY-LAWS

                                    [DATE]
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                               TABLE OF CONTENTS

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                                                                            PAGE
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ARTICLE I - Definitions..................................................      1
            -----------


ARTICLE II--Supervisors..................................................      1
            -----------

     Section 2.1        Resignation, Removal and Retirement..............      1
     Section 2.2        Meetings.........................................      1
     Section 2.3        Committees.......................................      2
     Section 2.4        Telephonic Meetings..............................      2
     Section 2.5        Proxies..........................................      2
     Section 2.6        Notice...........................................      2
     Section 2.7        Interested Persons...............................      2
     Section 2.8        Chairman.........................................      3

ARTICLE III - Officers...................................................      3
              --------

     Section 3.1        Officers.........................................      3
     Section 3.2        Election and Tenure..............................      3
     Section 3.3        Removal of Officers..............................      3
     Section 3.4        Bonds and Surety.................................      3
     Section 3.5        President and Vice Presidents....................      3
     Section 3.6        Secretary........................................      3
     Section 3.7        Treasurer........................................      4
     Section 3.8        Other Officers and Duties........................      4

ARTICLE IV - Limitations of Liability of Officers........................      4
             ------------------------------------

     Section 4.1        Limitations of Liability of Officers.............      4
     Section 4.2        Indemnification..................................      4
     Section 4.3        Insurance........................................      5
     Section 4.4        No Duty of Investigation.........................      5
     Section 4.5        Reliance on Others...............................      5

ARTICLE V - Funds........................................................      5
            -----

     Section 5.1        Meetings of, and Actions and Consents by, Funds..      5
     Section 5.2        Notice...........................................      6
     Section 5.3        Record Date......................................      6
     Section 5.4        Proxies..........................................      6
     Section 5.5        Proportionate Vote...............................      6
     Section 5.6        Reports..........................................      6
     Section 5.7        Action by Written Consent........................      7
     Section 5.8        Notices..........................................      7
     Section 5.9        Records at Fund Meetings.........................      7
     Section 5.10       Inspectors of Election...........................      7
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ARTICLE VI - Miscellaneous...............................................      8
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     Section 6.1        Governing Law....................................      8
     Section 6.2        Provisions in Conflict with Law or Regulations...      8

ARTICLE VII - Regulations; Amendment of By-Laws..........................      8
              ---------------------------------

     Section 7.1        Regulations......................................      8
     Section 7.2        Amendment and Repeal of By-Laws..................      8

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                                    BY-LAWS

                              ___________________

     These By-Laws have been adopted by Julius Baer Multistock Funds, a Massachusetts business trust (the "Trust"), pursuant to Section 1.3 of the Global Hub and Spoke(SM) Agreement, dated the date hereof (the "Global Hub and Spoke Agreement"), by and among the Trust, on behalf of Julius Baer Swiss Stock Fund (the "Fund") and the individuals named on the signature page thereof, such individuals (together with each individual hereafter appointed as such pursuant to Section 1.2 of the Global Hub and Spoke Agreement) acting thereunder in a fiduciary capacity are hereinafter referred to as the "Supervisors".

                                   ARTICLE I

                                  Definitions
                                  -----------

     Unless otherwise provided herein, all words and terms capitalized in these By-Laws shall have the meaning or meanings set forth for such words or terms in the Global Hub and Spoke Agreement.

                                   ARTICLE II

                                  Supervisors
                                  -----------

     2.1  Resignation, Removal and Retirement.  Any Supervisor may resign by an
          -----------------------------------
instrument in writing executed by such Supervisor and delivered or mailed to the Chairman, if any, the President or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any Supervisor may be removed with or without cause by the Trust. Any Supervisor who has attained a mandatory retirement age, if any, established pursuant to any written policy adopted from time to time by the Trust shall, automatically and without action by such Supervisor or the remaining Supervisors, be deemed to have retired in accordance with the terms of such policy, effective as of the date determined in accordance with such policy. Any Supervisor who has become incapacitated by illness or injury as determined by a majority of the other Supervisors may be retired by a written instrument executed by a majority of the other Supervisors, specifying the date of such Supervisor's retirement. Upon the resignation, retirement or removal of a Supervisor, or a Supervisor otherwise ceasing to be a Supervisor, such resigning, retired, removed or former Supervisor shall execute and deliver such documents as the Trust or the remaining Supervisors shall require for the purposes of good order. Upon the death of any Supervisor or upon the removal, retirement or resignation of a Supervisor due to the incapacity of a Supervisor to serve as a Supervisor, the legal representative of such deceased, removed, retired or resigning Supervisor shall execute and deliver on behalf of such deceased, removed, retired or resigning Supervisor such documents as the Trust or the remaining Supervisors shall require for the purposes of good order.

     2.2  Meetings.  Meetings of the Supervisors shall be held from time to time
          --------
upon the call of the Chairman, if any, or any two Supervisors or the Secretary. Regular meetings of the Supervisors may be held without call or notice at a time and place fixed by resolution of the Supervisors. Notice of any other


"Global Hub and Spoke(SM)" is a service mark of Signature Financial Group, Inc.

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meeting shall be mailed or otherwise given not less than 24 hours before the meeting but may be waived in writing by any Supervisor either before or after such meeting. The attendance of a Supervisor at a meeting shall constitute a waiver of notice of such meeting except in the situation in which a Supervisor attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. The Supervisors may act with or without a meeting. A quorum for all meetings of the Supervisors shall be a majority of the Supervisors. Any action by the Supervisors may be taken at a meeting by vote of a majority of the Supervisors present (a quorum being present) or without a meeting by written consent of a majority of the Supervisors.

     2.3  Committees. The Supervisors may authorize and create, from time to
          ----------
time, committees. Any committee of the Supervisors, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any such committee shall be a majority of the members thereof. Any action of any such committee may be taken at a meeting by vote of a majority of the members present (a quorum being present) or without a meeting by written consent of a majority of the members.

     2.4  Telephonic Meetings. All or any one or more Supervisors may
          -------------------
participate in a meeting of the Supervisors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all individuals participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting.

     2.5  Proxies.  To the extent permitted by applicable law, at any meeting of
          -------
Supervisors or any committee thereof any Supervisor entitled to vote thereat may vote by proxy delivered to any other Supervisor prior to such meeting. A proxy may be revoked by the Supervisor voting thereby at any time before it has been exercised by delivering a later dated proxy or written revocation to any other Supervisor. A proxy purporting to be executed by a Supervisor, including a proxy received via telecopy or electronic mail, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. A vote by proxy shall be equivalent for all purposes to a vote in person at the meeting and the Supervisor voting by proxy shall be as responsible for such vote as such Supervisor would be if it had been made in person at the meeting. The Supervisor exercising the proxy executed by another Supervisor shall not be responsible for the vote made thereby.

     2.6  Notice. Notice of any meeting of the Supervisors or any committee
          ------
thereof shall be given by mail, by telegram (which term shall include a cablegram), by telecopier or delivered personally (which term shall include by telephone). Neither the business to be transacted at, nor the purpose of, any meeting of the Supervisors or any committee thereof need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. Any notice, waiver or written consent hereunder may be provided and delivered by facsimile or electronic mail.

     2.7  Interested Persons. With respect to actions of the Supervisors and any
          ------------------
committee thereof, a Supervisor who is interested in any action to be taken other than in the Supervisor's capacity as a Supervisor may be counted for quorum purposes and shall be entitled to vote to the extent permitted by applicable law.

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     2.8  Chairman.  The Supervisors may elect or appoint, from time to time, a
          --------
Chairman who shall preside at all meetings of the Supervisors and carry out such
other duties as the Supervisors may designate.   The Chairman, if any, shall be
a Supervisor.

                                  ARTICLE III

                                   Officers
                                   --------

     3.1  Officers.  The officers of the Swiss Stock Portfolio (the "Portfolio")
          --------
shall consist of a President, a Secretary, a Treasurer and such other officers or assistant officers, including Vice Presidents, as may be elected by the Supervisors. Any two or more of the offices may be held by the same individual. The Supervisors may designate a Vice President as an Executive Vice President and may designate the order in which the other Vice Presidents may act. No officer, including the President, need be a Supervisor. Each officer shall be an individual of at least 21 years of age who is not under a legal disability.

     3.2  Election and Tenure.  At the initial meeting and thereafter from time
          -------------------
to time, the Supervisors shall elect the President, the Secretary, the Treasurer, and such other officers as the Supervisors shall deem necessary or appropriate in order to carry out the business of the Portfolio. Such officers shall hold office until their successors have been duly elected and qualified. The Supervisors may fill any vacancy in office or add any additional officer at any time.

     3.3  Removal of Officers.  Any officer may be removed at any time, with or
          -------------------
without cause, by action of a majority of the Supervisors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, the President or the Secretary, and such resignation shall take effect immediately, or at a later date according to the terms of such notice.

     3.4  Bonds and Surety.  Any officer may be required by the Supervisors to
          ----------------
be bonded for the faithful performance of such officer's duties in such amount and with such sureties as the Supervisors may determine.

     3.5  President and Vice Presidents.  Subject to the direction of the
          -----------------------------
Supervisors, the President shall have such powers, authorities and duties as the Supervisors shall from time to time determine. In the absence of the Chairman, if any, the President shall preside at all meetings of the Supervisors. Unless the Supervisors shall otherwise determine, the President shall be the principal executive officer of the Portfolio. In the absence or disability of the President, the Vice Presidents in order of their rank, or the Vice President designated by the Supervisors, shall perform all the duties of the President, and when so acting shall have all the powers, authorities and duties of the President. Subject to the direction of the President, each Vice President shall have such powers, authorities and duties as shall from time to time be determined by the Supervisors or by the President.

     3.6  Secretary.  The Secretary shall keep the minutes of all meetings of,
          ---------
and record all votes of, the Funds (as provided in Article V hereof), the Supervisors, the executive committee, if any, and other committees, if any. The results of all actions taken at a meeting of the Funds or the Supervisors, or by

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written consent of the Funds or the Supervisors, shall be recorded by the
Secretary. The Secretary shall also perform any other duties commonly incident to such office, and shall have such other powers, authorities and duties as the Supervisors shall from time to time determine.

     3.7  Treasurer.  Except as otherwise directed by the Supervisors, the
          ---------
Treasurer shall have the general responsibility for the monitoring and oversight of the financial records and bank accounts relating to the Portfolio. Unless the Supervisors shall otherwise determine, the Treasurer shall be the principal financial officer and the principal accounting officer of the Portfolio. The Treasurer shall have such other powers, authorities and duties as the Supervisors shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Supervisors may authorize other agents to maintain bank accounts in respect of the Portfolio.

     3.8  Other Officers and Duties.  The Supervisors may elect such other
          -------------------------
officers and assistant officers as they shall from time to time determine to be necessary or desirable in order to conduct the business of the Portfolio. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of that office. Each officer, employee, independent contractor or agent of the Supervisors shall have such other powers, authorities and duties as may be conferred by the Supervisors or delegated by the President.

                                  ARTICLE IV

                     Limitations of Liability of Officers
                     ------------------------------------

     4.1  Limitations of Liability of Officers.  No officer shall be liable to
          ------------------------------------
the Trust for any action or failure to act except for such individual's own bad faith, willful misfeasance, gross negligence or reckless disregard of such individual's duties.

     4.2  Indemnification.  The Trust shall indemnify, to the fullest extent
          ---------------
permitted by applicable laws and regulations, each officer against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by such individual in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such individual may be involved or with which such individual may be threatened by reason of such individual being or having been such an officer, and which is brought by or on behalf of a holder of shares in the Trust, except with respect to any matter as to which such individual shall have been adjudicated to have acted in bad faith or with willful misfeasance or gross negligence or reckless disregard of such individual's duties; provided, however, that as to any matter disposed of by a compromise payment by such individual, no indemnification either for such payment or for any other expenses shall be provided unless there has been a determination that such individual did not act in bad faith or with willful misfeasance or gross negligence or reckless disregard of such individual's duties by a court or other body approving the disposition or by a written opinion from independent legal counsel approved by the Trust and the Supervisors, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that such individual did not engage in such conduct. The Trust shall make advance payments in connection with the indemnification provided for in the preceding sentence, provided that the indemnified individual shall have given a written undertaking to reimburse the Trust in the event it is subsequently determined that such individual is not entitled to such indemnification. The rights accruing to any individual under these provisions shall not exclude any other right to which such individual may be lawfully entitled.

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     4.3  Insurance.  Subject to the provisions of applicable laws and
          ---------
regulations, the Supervisors may maintain insurance for the protection of the Supervisors and officers in such amount as the Supervisors shall deem adequate to cover possible tort and other liability.

     4.4  No Duty of Investigation.  Every obligation, contract, instrument,
          -------------------------
certificate or other interest or undertaking made or given in connection with the monitoring and oversight by the officers of the Portfolio, and every other act or thing whatsoever done in connection therewith, shall be conclusively taken to have been done by the individuals responsible therefor only in their capacity as officers. Any person dealing with an officer may rely on the validity of any such obligation, contract, instrument, certificate, interest, undertaking, act or thing without any obligation to make any further inquiry concerning such validity.

     4.5  Reliance on Others.  Each officer shall, in the performance of such
          ------------------
individual's duties and in the discharge of such individual's responsibilities, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books and records relating to the Portfolio, upon an opinion of counsel, or upon reports made or information or advice given, or the absence of certain reports to be made or information or advice to be given, by any Supervisor or any other officer, agent, independent contractor, or employee or by or under the direction of the Investment Manager, Custodian, Administrator or by any accountant, expert, consultant or delegee of the Supervisors selected with reasonable care by the Supervisors, regardless of whether such counsel, accountant or expert may also be a Supervisor or officer.

                                   ARTICLE V

                                     Funds
                                     -----

     5.1  Meetings of, and Actions and Consents by, Funds.  Actions may be taken
          -----------------------------------------------
and consents may be given by the Funds by majority action at a meeting or by written majority without a meeting as hereinafter provided. Meetings of Funds may be called and actions or consents by Funds may be sought at any time by a majority of the Supervisors and shall be called or requested by any Supervisor upon written request of Funds whose Account Balances in the aggregate equal at least 10% of the sum of all Account Balances, such request specifying the purpose or purposes for which such meeting is to be called or each such action or consent is to be sought. Any meeting shall be held within or without the State of New York and within or without the United States of America on such day and at such time as the Supervisors shall designate. Funds whose Account Balances in the aggregate equal at least one-third of the sum of all Account Balances present in person or by proxy, shall constitute a quorum for the transaction of any business at a meeting, except as may otherwise be required by applicable laws and regulations. If a quorum is present at a meeting, an affirmative vote of the Funds present, in person or by proxy, whose Account Balances in the aggregate equal more than 50% of the sum of all Account Balances present in person or by proxy, at such meeting constitutes the action of the Funds, unless a greater number of affirmative votes is required by applicable laws and regulations and except that a plurality of the total Funds present shall elect a Supervisor. All or any one or more Funds may participate in a meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting by means of such communications equipment shall constitute presence in person at such meeting. If an action is sought by written action or

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consent without a meeting, an affirmative vote of the Funds whose Account
Balances in the aggregate equal more than 50% of the sum of all Account Balances constitutes the action of the Funds, unless a greater number of affirmative votes is required by applicable laws and regulations and except that a plurality of the total Funds shall elect a Supervisor.

     5.2  Notice.  Notice of each meeting of Funds and each proposed action or
          ------
consent, stating the purposes of the meeting or proposed action or consent and, with respect to any meeting, the time and place of the meeting, shall be given by the Supervisors by mail to each Fund at its registered address, mailed at least 10 days and not more than 60 days before the meeting or date of the proposed action or consent. Notice of any meeting or proposed action or consent may be waived in writing by any Fund either before or after such meeting or date of the proposed action or consent. The attendance of a Fund at a meeting and the accession of a Fund to a proposed action or consent shall constitute a waiver of notice of such meeting or proposed action or consent except, with respect to a meeting, in the situation in which a Fund attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened. At any meeting, any business properly before the meeting may be considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

     5.3  Record Date.  For the purpose of determining the Funds that are
          -----------
entitled to notice of and to vote at any meeting, or for or against any proposed action or consent, or for the purpose of any other action, the Supervisors may from time to time fix a date, not more than 90 days prior to the date of any meeting of Funds or proposed action or consent or the taking of any other action as a record date for the determination of the Funds entitled to notice for such purpose. If the Supervisors do not, prior to any meeting of or action or consent by the Funds, fix a record date, then the date of mailing the notice of the meeting or action or consent shall be the record date.

     5.4  Proxies.  At any meeting of Funds, any Fund entitled to vote thereat
          -------
may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent as the Secretary may direct, for verification prior to the time at which such vote is to be taken. A proxy may be revoked by the Fund voting thereby at any time before it has been exercised by placing on file with the Secretary, or with such other officer or agent as the Secretary may direct, a later dated proxy or written revocation. Pursuant to a resolution of a majority of the Supervisors, proxies may be solicited in the name of one or more Supervisors or of one or more officers. A proxy purporting to be executed by or on behalf of a Fund, including a proxy received via telecopy or electronic mail, shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

     5.5  Proportionate Vote.  Only Funds on the record date shall be entitled
          ------------------
to vote. Each such Fund shall be entitled to a vote proportionate to the value of its Account Balance in relation to the value of all Account Balances as of the record date.

     5.6  Reports.  The Supervisors shall cause to be prepared and furnished to
          -------
each Fund, at least annually as of the end of each fiscal year, a report of operations containing a balance sheet and a statement of income prepared in conformity with generally accepted accounting principles and an opinion of an independent public accountant on such financial statements. The Supervisors shall, in addition, furnish to each Fund at least semi-annually interim reports of operations containing an unaudited balance sheet as

                                       6
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of the end of such period and an unaudited statement of income for the period from the beginning of the then-current fiscal year to the end of such period.

     5.7  Action by Written Consent.  Any action which may be taken by Funds may
          -------------------------
be taken without a meeting if Funds whose Account Balances in the aggregate equal more than 50% of the sum of all Account Balances entitled to vote (or such larger proportion thereof as shall be required by any applicable laws or regulations) consent to the action in writing and the written consents are filed with the records of the meetings of Funds. Such consents shall be treated for all purposes as a vote taken at a meeting of Funds. Each such written consent shall be executed by or on behalf of the Fund delivering such consent and shall bear the date of such execution. No such written consent shall be effective to take the action referred to therein unless, within one year of the earliest dated consent, written consents executed by a sufficient number of Funds to take such action are filed with the records of the meetings of Funds.

     5.8  Notices.  Any and all communications, including any and all notices to
          -------
which any Fund may be entitled, shall be deemed duly served or given if mailed, postage prepaid, addressed to a Fund at its last known address as recorded on the Fund Register or if delivered to a Fund by courier or by facsimile or other similar electronic mechanism.

     5.9  Records at Fund Meetings.  At each meeting of the Funds there shall be
          ------------------------
open for inspection the minutes of the last previous meeting of Funds and a list of the Funds, certified to be true and correct by the Secretary or other proper agent of the Portfolio, as of the record date of the meeting. Such list of Funds shall contain the name of each Fund in alphabetical order and the address and Account Balance of such Fund on such record date.

     5.10 Inspectors of Election.  In advance of any meeting of the Funds, the
          ----------------------
Supervisors may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman, if any, of any meeting of the Funds may, and on the request of any Fund or its proxy shall, appoint Inspectors of Election. The number of Inspectors of Election shall be either one or three. If appointed at the meeting on the request of one or more Funds or proxies, a majority vote shall determine whether one or three Inspectors of Election are to be appointed, but failure to allow such determination by the Funds shall not affect the validity of the appointment of Inspectors of Election. In case any individual appointed as an Inspector of Election fails to appear or fails or refuses to so act, the vacancy may be filled by appointment made by the Supervisors in advance of the convening of the meeting or at the meeting by the individual acting as chairman of the meeting. The Inspectors of Election shall determine the Account Balance of each Fund, the Account Balances represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, shall determine the results, and shall do such other acts as may be proper to conduct the election or vote with fairness to all Funds. If there are three Inspectors of Election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, or of any Fund or its proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

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

                                  ARTICLE VI

                                 Miscellaneous
                                 -------------

     6.1. Governing Law.  These By-Laws shall at all times be interpreted and
          -------------
implemented so as not to violate the requirements of any laws and regulations with which the Trust, the Supervisors, the Portfolio, or any other Fund must comply. In the event any provision or the interpretation or implementation thereof are in violation of the requirements of such laws or regulations, these By-Laws may be amended by the Funds in accordance with Article VII.2 hereof to correct such violations.

     6.2  Provisions in Conflict with Law or Regulations.
          ----------------------------------------------

          (a) The provisions of these By-Laws are severable, and if the Supervisors shall determine that any of such provisions is in conflict with any applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination.

          (b) If any provision of these By-Laws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these By-Laws in any jurisdiction.

                                  ARTICLE VII

                       Regulations; Amendment of By-Laws
                       ---------------------------------

     7.1  Regulations.  The Supervisors may make such additional rules and
          -----------
regulations, not inconsistent with these By-Laws, as they may deem expedient concerning the Portfolio.

     7.2. Amendment and Repeal of By-Laws.  The Funds shall have the power to
          -------------------------------
alter, amend or repeal the By-Laws or adopt new By-Laws at any time. Action by the Funds with respect to the By-Laws shall be taken by an affirmative majority vote as provided in Article V.

                                       8